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                                                                   EXHIBIT 99.2

                                                                  INITIAL GRANT

                           PAIRGAIN TECHNOLOGIES, INC.
                    NOTICE OF GRANT OF NON-EMPLOYEE DIRECTORS
                             AUTOMATIC STOCK OPTION

                  Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of PairGain Technologies, Inc. (the "Corporation"):

                  Optionee:
                           ----------------------------------------------------
                  Grant Date:
                             --------------------------------------------------
                  Exercise Price:  $                                  per share
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                  Number of Option Shares:  20,000 shares*

                  Expiration Date:
                                  ---------------------------------------------
                  Type of Option:   Non-Statutory Stock Option

                  Date Exercisable:   Immediately Exercisable

                  Vesting Schedule: The Option Shares shall initially be unvested and subject to repurchase by the Corporation at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Corporation's repurchase right shall accordingly lapse with respect to, the Option Shares in four
                  (4) successive equal annual installments upon Optionee's completion of each year of service as a member of the Corporation's Board of Directors (the "Board") over the four
                  (4)-year period measured from the Grant Date. In no event shall any additional Option Shares vest after Optionee's cessation of Board service.

                  Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program under the PairGain Technologies, Inc. 1996 Non-Employee Directors Stock Option Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A.

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*This number has been adjusted to reflect a two-for-one stock split on June 18,
1996.
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                  REPURCHASE RIGHT. OPTIONEE HEREBY AGREES THAT ALL UNVESTED
OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL NOT BE TRANSFERABLE AND SHALL BE SUBJECT TO REPURCHASE BY THE CORPORATION, AT THE EXERCISE PRICE PAID PER SHARE, UPON OPTIONEE'S TERMINATION OF SERVICES AS A MEMBER OF THE CORPORATION'S BOARD OF DIRECTORS. THE TERMS AND CONDITIONS OF SUCH REPURCHASE RIGHT SHALL BE SPECIFIED IN A STOCK PURCHASE AGREEMENT, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.

                  No Impairment of Rights. Nothing in this Notice or the attached Automatic Stock Option Agreement or in the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation or the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

                  Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Automatic Stock Option Agreement.

               , 199
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    Date

                                             PAIRGAIN TECHNOLOGIES, INC.

                                             By:
                                                -------------------------------
                                             Title:
                                                -------------------------------


                                             ----------------------------------
                                             OPTIONEE

                                             Address:
                                                     --------------------------

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ATTACHMENTS
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EXHIBIT A - AUTOMATIC STOCK OPTION AGREEMENT
EXHIBIT B - PLAN SUMMARY AND PROSPECTUS

                                       2.
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                                    EXHIBIT A

                        AUTOMATIC STOCK OPTION AGREEMENT
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                                    EXHIBIT B

                           PLAN SUMMARY AND PROSPECTUS